WINDSORTECH, INC.

                    ACTION BY UNANIMOUS CONSENT OF DIRECTORS

         The undersigned, being all of the Directors of WindsorTech, Inc., a Delaware Corporation, by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation, hereby consent to the resolution set forth herein as if the same had been duly adopted in a meeting of Directors.

         WHEREAS, the Corporation has determined that it is in the best interest of the company to designate Joel Owens as the Chief Operating Officer of WindsorTech, Inc.

         NOW THEREFORE BE IT:

         RESOLVED, that Joel Owens be and is appointed Chief Operating Officer of WindsorTech, Inc. effective September 23, 2004.



   ----------------------                    ---------------------
        Marc Sherman                          Edward L. Cummings


   ----------------------                    ---------------------
       Seth Grossman                           R. Keith Elliot


                       ----------------------------
                             Robert VanHellemont



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